Exhibit 99.1
THE HALLWOOD GROUP INCORPORATED
2005 LONG-TERM INCENTIVE PLAN
FOR
BROOKWOOD COMPANIES INCORPORATED
1. Establishment of the Plan. The Hallwood Group Incorporated, a Delaware corporation (the “Company”), hereby establishes a long-term incentive plan to be known as the “2005 Long-Term Incentive Plan for Brookwood Companies Incorporated” (the “Plan”), as set forth in this document. The Plan shall become effective as of December 16, 2005 (the “Effective Date”).
2. Purpose of the Plan. The purpose of the Plan is to advance the best interests of the Company, Brookwood, their Subsidiaries and the stockholders of the Company in order to attract, retain and motivate directors, officers and key employees by providing them with additional incentives through the grant of Units.
3. Definitions. For purposes of this Plan, the following definitions shall apply:
     (a) “Award” means a grant under this Plan in the form of a Unit.
     (b) “Board” shall mean the Board of Directors of the Company.
     (c) “Brookwood” means Brookwood Companies Incorporated, a Delaware corporation.
     (d) “Change of Control Transaction” shall mean a transaction that:
(i) is approved by the Board or by the holders of at least 50% of the capital stock of the Company then entitled to vote generally in the election of directors,
(ii) in which either the Company or its stockholders receive consideration, and;
(iii) that in the discretion of the Board, results in either
     (A) a change in the ownership of the capital stock of the Company or the capital stock of Brookwood where a corporation, person, or group acting in concert (other than the current members of the Board or any of their descendants, the Company, Brookwood or any savings, pension, or other benefit plan for the benefit of employees of the Company or subsidiaries thereof) (a “Person”) as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company or Brookwood which constitutes fifty percent (50%) or more of the combined voting power of the Company’s or Brookwood’s then outstanding capital stock then entitled to vote generally in the election of directors; or
     (B) the sale of all or substantially all of the assets of Brookwood; or

(iv) any other transactions or series of related transactions occurring that, in the discretion of the Board, have substantially the same effect as the transactions specified in any of the preceding clauses of this Paragraph, provided that such transaction or transactions otherwise constitutes a “change in ownership or effective control” of the Company or of Brookwood, within the meaning of Section 409A of the Code;
provided, however, that the Company or a stockholder of the Company may make the following transfers and such transfers shall be deemed not to be a Change of Control Transaction:
(i) to any trust or similar entity the beneficiaries of which include the stockholder or the spouse of or any lineal descendant of the stockholder;
(ii) to any corporation, partnership or other entity that is controlled by the stockholder or the spouse of or any lineal descendant of the stockholder;
(iii) to any individual by bona fide gift;
(iv) to any spouse or former spouse pursuant to the terms of a decree of divorce;
(v) to any officer or employee of the Company pursuant to any incentive plan established by the stockholders;
(vi) to any family member of the stockholder;
(vii) to the beneficiaries of any trust that is a stockholder or the holders of interests in any corporation, partnership or other entity that is a stockholder; or
(viii) any transaction similar to the foregoing, as determined by the Board in its discretion.
     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (f) “Committee” shall mean a committee designated by the Board from time to time to administer this Plan, which committee shall initially be comprised of the directors of Brookwood. All actions by the Committee under this Plan or any Award Agreement shall require and be subject to, and all references to actions by the Committee shall be deemed to be subject to, the written approval of the Board or any committee of the Board to whom the Board delegates such authority.
     (g) “Company” shall mean The Hallwood Group Incorporated and its successors and assigns.
     (h) “Disability” shall mean, except as otherwise determined by the Committee, a condition that renders the Participant unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by or under the direction of the Committee, is expected to have a duration of not less than 120 days.
     (i) “Eligible Participant” means those persons who are directors, officers or key employees of Brookwood or its Subsidiaries.
     (j) “Participant” means any Eligible Participant who is granted an Award under the Plan.
     (k) “Subsidiary” of any entity means any corporation, partnership or other entity controlled by the entity.
     (l) “Total Award Amount” to be paid upon a Change of Control Transaction means fifteen percent (15%) of the amount by which (i) the net fair market value of all consideration received by the Company or its stockholders as a result of the Change of Control Transaction exceeds (ii) the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood at the time of the Change of Control, all as determined by the Committee in its discretion, provided, however, that if in the discretion of the Board, Amber M. Brookman, David R.A. Steadman, Joanne Bagley, Frank Montie, Ronald E. Kaplan, Jeffrey Harris or their successors, or other persons performing similar functions do not have, prior to the Change of Control Transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the Change of Control Transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the Change of Control Transaction), then the minimum amount of the Total Award Amount shall be $2,000,000.
     (m) “Withholding Tax” means any Federal, state or local withholding tax liability.
4. Administration of the Plan.
     (a) The Plan shall be administered by the Committee. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to certify that Plan requirements have been met for any Participant in the Plan, to submit such matters as it may deem advisable to the Company’s stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law, rule or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan Participants.
     (b) The Committee shall designate the Eligible Participants, if any, to be granted Units, the type and amount of Units to be granted and the time when Units will be granted. All Units granted under this Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

5. Eligible Participants. Directors of Brookwood, key employees, including officers of Brookwood and its Subsidiaries, shall be eligible to be awarded Units under the Plan.
6. Awards Under the Plan.
     (a) Awards to Eligible Participants shall be designated as Units. The Committee may award up to a total of 10,000 Units. If any Units awarded under the Plan shall terminate or be canceled for any reason without having been paid in full, the terminated or canceled Units shall not count against the above limits and shall again become available for award under the Plan.
     (b) Upon a Change of Control Transaction, each Participant shall be entitled to receive a cash payment equal to the sum calculated by (i) dividing the number of Units held by that Participant by the 10,000 total Units authorized under the Plan, and (ii) multiplying the result by the Total Award Amount. All such cash payments shall be made to the Participant promptly upon the completion of a Change of Control Transaction. The initial Awards shall be determined concurrently with the adoption of this Plan. No Participant’s Award may be reduced by the Committee except in accordance with the Participant’s Award Agreement and this Plan.
7. Award Agreements. Each Award shall be evidenced by an agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or applicable law. The Committee shall have discretion to specify in the Award Agreement, or, with the consent of the Participant, an amendment thereof, provisions with respect to any Award, including the period during which the Award may be canceled or forfeited upon the Participant’s termination of employment.
8. Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect until terminated.
9. Amendments, Cancellation.
     (a) The Board may at any time and from time to time and in any respect amend, modify or terminate the Plan. No such termination shall adversely affect any Award then outstanding under the Plan, except as provided in paragraphs (b) and (c). The power of the Committee to construe and administer any Awards granted prior to the termination of the Plan shall nevertheless continue after such termination.
     (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.
     (c) Unless otherwise expressly provided in the specific Award Agreement, in connection with a termination of the Plan, any change in the Company’s or Brookwood’s capital or business structure, merger, consolidation, dissolution, liquidation, or sale or transfer all or any part of the Company’s or Brookwood’s business or assets that would not otherwise be considered a Change of Control Transaction, the Committee may, in its discretion, cancel all or any portion of any Awards that remain outstanding on such date in exchange for, in the discretion of the Committee, cash payments or the award of other incentive compensation that in either case, in the reasonable judgment of the Committee, have a value to the Participants generally comparable to the value of the Awards outstanding at that time. Any such cancellation and payment or award shall, unless otherwise consented to by a particular Participant, be made on a uniform basis for all Participants.
10. Nontransferability. Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any amounts that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
11. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Plan.
12. No Employment Agreement or Other Rights. Neither the adoption of this Plan, the receipt of any Unit or any other action in association with this Plan shall be construed in any manner as entitling any Eligible Employee to any employment rights. The Plan shall not in any way obligate the Company to continue the employment of any Eligible Employee nor does it limit the right of the Company to terminate, at any time, an Eligible Employee’s employment. The holder of Units shall, as such, have none of the rights of a stockholder. The award of Units pursuant to the Plan shall not affect in any way the right or power of the Company or Brookwood to pay or refrain from paying dividends on any class of equity securities, to engage in any transaction, to change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.
13. Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board to exercise its rights and powers, including, but not by way of limitation, the right of the Board (a) to grant incentive awards for proper purposes otherwise than under the Plan to any employee, officer, director or other person or entity; or (b) to grant incentive awards to, or assume incentive awards of, any person or entity in connection a Change of Control.
14. Non-Uniform Determinations. Determinations by the Committee under the Plan, including, without limitation, determinations of (a) which persons are Eligible Participants, (b) the form, amount and timing of Awards, (c) the terms and provisions of Awards and the Award Agreements; and (d) provisions with respect to termination of employment, need not be uniform and may be made by the Committee selectively among Awards under the Plan, whether or not Eligible Participants are similarly situated.
15. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of Texas.

16. Article and Section Headings. The titles or headings of the respective Article or Sections in this Plan are inserted merely for convenience and shall be given no legal effect.

THE HALLWOOD GROUP INCORPORATED
By:	/s/ Melvin J. Melle
Name:	Melvin J. Melle
Title:	Vice President